EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation in this Registration Statement on Form 10 of our report dated November 6, 2017, relating to the financial statements of Southwestern Water Exploration Co., as of March 31, 2017 and 2016 and the related statements of operations, changes in stockholder’s deficit and cash flows for the years then ended and to all references to our firm included in this Registration Statement.

/s/Michael Gillespie & Associates, PLLC

________________________________________________

MICHAEL GILLESPIE & ASSOCIATES, PLLC

Certified Public Accountants

Seattle, Washington

November 14, 2017